EXHIBIT 10.28

AMENDMENT NO. 1 TO THE

Kartoon Studios, Inc. (formerly known as

Genius Brands International, Inc.) 2020 Incentive Plan

THIS AMENDMENT NO. 1 TO THE Kartoon Studios, Inc. (formerly known as

Genius Brands International, Inc.) 2020 Incentive Plan

has been adopted by the Board of Directors (the “Board”) and the Compensation Committee of the Board of Kartoon Studios, Inc., a Nevada corporation (the “Company”), on December 12, 2024, to be effective as of such date.

WHEREAS, pursuant to Section 12.7 of the Plan, the Board and the Compensation Committee of the Board has approved the amendment set forth below.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

1.	Amendment. The Plan is hereby amended by the addition of the following sentence at the end of Section 3.2:

“The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.”

2.       No Other Changes. Except as set forth herein, all other terms and provisions of the Plan remain in full force and effect.